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                                                                      EXHIBIT 23


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-05005,333-01337, 33-64105, 33-53661, 33-53409,
33-52379, and 33-50985) and Forms S-8 (File Nos. 333-64479, 333-33881,
333-18169, 33-62309, 33-62303, 33-55511, 33-55509, 33-55272, 33-55270,
33-52253, 33-51114, 33-51082, 33-51052, 33-50151, 33-50147, 33-49783 and
33-36571) of our report dated February 19, 1999 with respect to the consolidated financial statements included in this Annual Report (Form 10-K) of Columbia/HCA Healthcare Corporation for the year ended December 31, 1998.


                              /s/ ERNST & YOUNG LLP


Nashville, Tennessee
March 26, 1999